Exhibit 10.10

BIONOMICS LIMITED

ACN 075 582 740

EMPLOYEE EQUITY PLAN

PLAN RULES

Adopted: November 2017

As Amended 31 October 2021

Version: 2.0

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BIONOMICS LIMITED

EMPLOYEE EQUITY PLAN

PLAN RULES

1	Purpose

The name of the employee equity plan established by these terms is the “Bionomics Employee Equity Plan Rules” or such other name as the Board may determine from time to time.

The objects of the Plan include:

(a)	to align the interests of Eligible Employees with those of shareholders;

(b)	to provide equity as incentives or other component of remuneration to attract, retain and/or motivate Eligible Employees in the interests of the Company; and

(c)	to provide Eligible Employees with the opportunity to acquire Rights, and ultimately Shares, in accordance with these Rules.

The purpose of the Plan is to enable the Board to issue Rights as part of the Company’s remuneration arrangements.

The Plan is subject to subdivision 83A-C of the Income Tax Assessment Act 1997 to the extent an offer is made to an Eligible Employee with terms and conditions that meet the requirements of that subdivision.

2	Definitions and Interpretation

2.1	Definitions

In this Plan:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ACN 008 624 691, or the securities exchange that it operates, as the context requires.

ASX Listing Rules means the official listing rules of ASX.

Board means the directors of the Company or a committee of the Board or a delegate appointed by the Board or a committee for the purposes of the Plan.

Certificate means the certificate issued by the Company in respect of a Right held by a Participant.

Company means Bionomics Limited ACN 075 852 740.

Conditions mean one or more conditions contingent on performance, service, or time elapsed since grant that must be satisfied before a Right vests, as determined by the Board.

Corporations Act means the Corporations Act 2001 (Cth)

Disposal Restriction means such restriction on disposal or dealing in a Share to be delivered upon the exercise of a Right, as determined by the Board in its discretion and notified to a Participant at the time of the grant or offer of the Right.

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Eligible Employee means an employee of the Group or a non-executive director of the Group or another person determined by the Board as eligible to participate in the Plan, provided that any such employee, director or other person is eligible to be offered securities registrable on Form S-8 of the US Securities Act of 1933, as amended.1

Exercise Notice means a notice in the form specified by the Board for the purposes of rule 6 from time to time.

Exercise Period means the period between the time a Right vests/becomes exercisable and the time at which that Right expires/lapses, as specified in the relevant offer.

Exercise Price means the price payable in cash to exercise a Right, being such price determined by the directors in their absolute discretion and set out in the terms of the relevant offer, provided that, under no circumstances shall the Exercise Price of any Right granted to a US Eligible Employee be less than the fair market value as of the date of grant of such Right as determined taking into account, and in compliance with, the requirements of Section 409A of the US Tax Code for purposes of determining “fair market value” as of such date.

Expiry Date means the date a Right lapses and can no longer be exercised, as specified in the terms of the relevant offer, provided that, under no circumstances shall the Expiry Date of any Right granted to a US Eligible Employee be beyond the tenth of anniversary of such Right’s date of grant.

Group means the Company, any Subsidiary and any other entity declared by the Board to be a member of the group for the purposes of the Plan (provided that any other entity must also constitute a “subsidiary”, as such term is defined in Rule 405 of the Securities Act of 1933, of the Company) and Group Company means any one of them.

Market Price means an amount equal to the volume weighted average price of Shares traded on the ASX over the 5 trading days immediately preceding the relevant date.

[1]	For clarity, non-US persons can be offered securities which are registerable on Form S-8.

(1)

For the purposes of Form S-8, the term “employee” is defined as any employee, director, general partner, trustee (where the registrant is a business trust), officer, or consultant or advisor. Form S-8 is available for the issuance of securities to consultants or advisors only if:

(i)	they are natural persons;

(ii)	They provide bona fide services to the registrant; and

(iii)	the services are not in connection with the offeror sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the registrant’s securities.

(2) In addition, the term “employee” includes insurance agents who are exclusive agents of the registrant, its subsidiaries or parents, or derive more than 50% of their annual income from those entities.

(3) The term “employee” also includes former employees as well as executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees. The inclusion of all individuals described in the preceding sentence in the term “employee” is only to permit registration on Form S-8 of:

(i) the exercise of employee benefit plan stock options and the subsequent sale of the securities, if these exercises and sales are permitted under the terms of the plan; and

(ii) the acquisition of registrant securities pursuant to intra-plan transfers among plan funds, if these transfers are permitted under the terms of the plan.

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Option means, subject to the Conditions determined by the Board, a Right to receive a Share and any further amounts specified in the offer following payment of any required Exercise Price specified in the offer.

Participant means an Eligible Employee who is granted a Right under the Plan.

Performance Period means the period or periods over which Conditions are measured as specified by the Board.

Plan means the Bionomics Limited Employee Equity Plan, as constituted by these Rules.

Qualifying Reason means:

(a)	the death, total and permanent disablement, retirement from the workforce or redundancy of the Participant as determined by the Board in its absolute discretion; or

(b)	any other reason with the approval of the Board.

Right means a right to a Share and such additional Shares (including a fraction of a Share) that may be specified in the relevant offer and that is subject to the Conditions determined by the Board, calculated on the basis set out in the terms of an offer, which may include a formula for calculating the relevant number of Shares. For the avoidance of doubt, an Option is a Right for the purpose of these Rules.

Rules mean these rules of the Plan, as amended from time to time.

Share means a fully paid ordinary share in the capital of the Company.

Subsidiary has the meaning given to it in section 9 of the Corporations Act (provided that a Subsidiary must also constitute a “subsidiary”, as such term is defined in Rule 405 of the Securities Act of 1933, of the Company).

Takeover Bid has the meaning given in section 9 of the Corporations Act.

Total and Permanent Disablement means disablement of a person where in the opinion of the Board the person is unlikely to ever be able to be engaged in an occupation for which he or she is qualified by education and training.

Trust means any trust established by the Company for the sole purpose of subscribing for or acquiring and delivering, allocating and holding Shares in the Company for the benefit of the Participants and participants in other employee equity plans established by any member of the Group from time to time.

Trust Deed means any trust deed entered into between the Company and the Trustee.

Trustee means any trustee appointed by the Company for the purposes of theses Rules.

US Eligible Employee means any Eligible Employee who is a citizen or resident of the United States of America.

US Tax Code means the United States Internal Revenue Code of 1986, as amended, and Treas. Reg. issued thereunder.

Withdrawal Notice means a written notice given by a Participant to the Trustee and the Company requesting that some or all of the Participant’s Shares held by the Trustee on behalf of the Participant be sold or transferred to the Participant or as that Participant directs, which notice must:

(i)	be signed by the relevant Participant;

(ii)	specify the number of Shares to be sold or transferred; and

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be in a form approved by the Board.

2.2	Interpretation

In these Rules:

(a)	headings and type in bold are for convenience only and do not affect the interpretation of these Rules and, unless the context requires otherwise;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)	the word ‘includes’ in any form is not a word of limitation;

(e)	other parts of speech and grammatical forms of a word or phrase defined in these Rules have a corresponding meaning; and

(f)

any reference in the Plan to any enactment or the ASX Listing Rules is a reference to that enactment or those ASX Listing Rules (and to all regulations or instruments issued under them) in force at the time that a grant or offer is made under the Plan unless expressed to the contrary in the Rules, or determined otherwise by the Board pursuant to rule 13.3, or required at law.

3	Commencement of Plan

The Plan will commence on the date determined by the Board.

4	Grant of Rights

4.1	Board to make grant

(a)

The Board may, from time to time, in its discretion make offers to Eligible Employees for a grant of Rights upon the terms of the Plan and such additional terms and conditions (including any Conditions, Disposal Restrictions or terms of expiry) as the Board determines.

(b)	The Board will determine the procedure for the offering and granting of Rights, including the form and content of any offer, grant or acceptance procedure.

(c)

Notwithstanding rule 4.1(a) the Board may decide to reject an acceptance of an offer for Rights where an Eligible Employee does not satisfy any relevant Conditions determined by the Board at the time of receipt of an Acceptance Form for a grant of Rights.

(d)	Unless the Board determines otherwise, no payment is required for the grant of Rights.

(e)	Rights may be granted to an Eligible Employee by a Group Company as an element of pre-tax remuneration of that Eligible Employee not subject to Conditions.

(f)

Unless the Board determines otherwise, no offer for a grant of Rights may be made if the offer or grant does not comply with ASIC Class Order 14/1000, any subsequent or replacement class order or other relief in respect of employee incentive schemes or any specific relief granted by ASIC to the Company in respect of the Plan.

4.2	Acceptance of offer

(a)

An Eligible Employee who accepts an offer for a grant of Rights is deemed to have agreed to be bound by these Rules, any additional terms specified in the terms of offer and, upon allocation of a Share, to have agreed to become a member of the Company and to be bound by the constitution of the Company.

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(b)

If an offer is issued to an Eligible Employee pursuant to rule 4.1(a), the Board will, upon acceptance of the offer, grant Rights as specified in that offer to that Eligible Employee and provide the Eligible Employee with a Certificate for those Rights.

4.3	Information to be provided

The Board will advise each Eligible Employee of the following minimum information in respect of the Rights at the time of making the offer pursuant to rule 4.1(a):

(a)	the number or maximum value of Rights that are the subject of the offer, or the method for determining the number or maximum value;

(b)	any applicable Conditions;

(c)	the time or times at which Rights may vest and/or become exercisable;

(d)	any amount that will be payable upon exercise of a Right, if any, or the method for calculating that amount;

(e)	the period or periods during which Rights may be exercised and the procedure for exercising the Rights;

(f)	the date, time and/or circumstances when Rights lapse; and

(g)	any other relevant terms and conditions attaching to Rights or Shares held under the Plan, including any Disposal Restrictions.

An offer may contain any other information that the Board sees fit to include.

4.4	Title to Rights

(a)	Unless the Board determines otherwise, Rights may only be registered in the name of a Participant.

(b)

A Participant may at any time exercise a vested Right in accordance with rule 5.3 but is prohibited from disposing of a Right other than in accordance with rule 4.4(c) unless the Board determines otherwise.

(c)	A Right granted under, and subject to, these Rules is only transferable by force of law unless the Board determines otherwise.

(d)	Where a Participant purports to transfer a Right other than in accordance with rule 4.4(d), the Right immediately lapses unless the Board determines otherwise.

4.5	Prohibition against hedging

(a)

A Participant must not enter into any scheme, arrangement or agreement (including options and derivative products) under which the Participant may alter the economic benefit to be derived from a Right that remains subject to these Rules, irrespective of future changes in the market price of Shares.

(b)	Unless the Board determines otherwise, Rights must not be used as security in respect o any borrowing arrangement entered into by a Participant.

(c)

Where a Participant enters, or purports to enter, into any scheme, arrangement or agreement described in rule 4.5(a) or borrowing arrangement described in rule 4.5(b), the Right will immediately lapse.

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5	Vesting, exercise and lapse of Rights

5.1	Vesting of Rights

(a)

Subject to rules 5.1(b) (Board discretion), 8 (cessation of employment), 9 (fraud or dishonesty), 10 (reorganisations and divestment), 11 (change of control) and 13.3 (Board powers), a Right granted under the Plan will not vest unless the Conditions relating to that Right advised to the Participant pursuant to rule 4.3 have been satisfied or waived by the Board.

(b)	The Board must advise a Participant when any Condition relating to a Right granted to the Participant is satisfied or waived by the Board in its discretion.

(c)	The Board may, in its discretion, determine that a Right vests prior to the date specified by the Board for the purposes of rule 4.3.

(d)

Granting a Right does not confer any right or interest, whether legal or equitable, in Shares until all Conditions in respect of that Right have been satisfied or waived by the Board in its absolute discretion and the Right has been exercised in accordance with rules 5.3, 5.4 and 6

(e)

The Board’s decision as to the satisfaction, achievement or waiver of any Condition may be made in the Board’s absolute discretion and a determination as to the interpretation, effect, application, achievement, satisfaction or waiver of a Condition is final, conclusive and binding on the Participant. The Board will only exercise its discretion to waive (in whole or in part) any Condition for a Qualifying Reason.

5.2	Lapse of Rights

Subject to the Board’s overriding discretion, an unvested Right of a Participant will lapse upon the earliest to occur of:

(a)	the date specified by the Board for the purposes of rule 4.3;

(b)	an event described in rules 4.4 (title), 9 (fraud or dishonesty), 10 (reorganisations and divestments) or 11 (change of control);

(c)	failure to meet the Conditions; and

(d)	the fifeteenth anniversary of the date the Right was granted, other than for US Eligible Employees, which will be the tenth anniversary of the date the Right was granted

5.3	Exercise of vested Rights

(a)

Rights that have vested and that have not expired or lapsed under rule 5.2 may be exercised by a Participant at any time and in any period notified to the Participant by the Board under rule 4.3 and in the manner specified in the relevant offer.

(b)	The Board may determine whether the Company will, upon exercise of vested Rights:

(i)	issue or procure the transfer to:

(A)	the Participant (or his or her personal representative); or

(B)	a trustee who is to hold Shares on behalf of the Participant,

the number of Shares (including fractions of a Share) to which the Participant is entitled in respect of each Right as outlined in the terms of offer pursuant to rule 4.1(a), which may include a formula for calculating the relevant number of Shares (Equity Settled); or

(ii)

pay a cash amount equivalent to the Market Price of a Share at the exercise date multiplied by the number of Shares contemplated under rule 5.3(b)(i) less the amount of Exercise Price, if applicable, in full satisfaction of the Shares that would otherwise have been allocated on exercise of the Right (Cash Settled); or

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(iii)	issue, procure the transfer or pay a combination of (i) and (ii) above.

(c)

Where Rights are Equity Settled, the parties may agree that the Company will sell on behalf of the Participant the required number of Shares in order to provide the funds required to fund the payment of any applicable tax or other amounts required by law to be withheld.

5.4	Method of exercising vested Rights

(a)

A Participant may exercise a vested Right at any time up to and including the Expiry Date by delivering a properly executed Exercise Notice to the Company and paying the Exercise Price if any as specified in the relevant offer.

(b)

Subject to rule 5.3, the Company must ensure that Shares will be transferred or issued and allocated to a Participant within fifteen (15) business days after the Participant submits a properly executed Exercise Notice to the Company.

6	Exercise Notice

(a)	An Exercise Notice must:

(i)	specify the number and type of Rights being exercised;

(ii)	be accompanied by payment of the Exercise Price if any specified in the offer (by such means and in such manner as approved by the Board); and

(iii)	be accompanied by the Certificate.

(b)

The giving of an Exercise Notice for part only of the number of Rights held by a Participant from time to time does not prevent the Participant from exercising all or part of the balance of such Rights at any time thereafter during the term of those Rights, subject to rule 5.4 as applicable.

(c)	If a Participant exercises fewer than the total number of Rights referred to in the Certificate for those Rights then that Participant:

(i)	must surrender the Certificate to the Company; and

(ii)	the Company will cancel that Certificate and re-issue a Certificate to the Participant for the unexercised balance of the Rights.

(d)	The Company or the Trustee must provide the Participant with a Share certificate for all Shares held by or on behFcoalf of the Participant under the Plan.

(e)

Where Shares are to be held by a Trustee, subject to the Trustee receiving from the Company sufficient funds to subscribe for or acquire the Shares, the Board may, in its absolute discretion, instruct the Trustee to either subscribe for new Shares or acquire Shares on the market, to be held on a Participant’s behalf.

7	Allocation of Shares

7.1	Ranking of Shares

All Shares issued under the Plan will rank equally in all respects with other Shares for the time being on issue, except with regard to any rights attaching to such other Shares by reference to a record date prior to the date of allocation of those Shares.

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7.2	Listing on ASX

The Company will apply for quotation of Shares issued under the Plan within the period required by ASX.

7.3	Dividends and voting rights on Shares held by a Trustee

Where Shares allocated on exercise of Rights are held by a Trustee on behalf of the Participant:

(a)

the dividends payable on those Shares will be paid by the Company to the Trustee, and the Trustee will pay any such dividends to the Participant as soon as reasonably practicable after those dividends are paid by the Company to the Trustee;

(b)

in relation to resolutions upon which the Participant is entitled to vote, the Participant may direct the Trustee by notice in writing as to how to exercise the voting rights attaching to those Shares held on the Participant’s behalf by the Trustee, either generally or in respect of a particular resolution, by way of proxy. In the absence of any such direction, the Trustee must not exercise the voting rights attaching to the Shares held on behalf of the Participant by the Trustee. The Trustee must not vote in respect of any Shares it holds on behalf of a Participant if the vote occurs by show of hands; and

(c)

the Company must, or by direction of the Board the Trustee must, forward to a Participant a copy of any notices of meetings of members of the Company received by the Trustee, unless the Participant has notified the Trustee in writing that the Participant does not wish to receive such notices.

7.4	Disposal Restrictions

(a)	The Board may, in its discretion, impose any Disposal Restrictions in respect of Shares issued or transferred on the exercise of Rights.

(b)	The Board must provide a Participant with details of any such requirements or restrictions at the time of offer pursuant to rule 4.3.

(c)

The Board may implement any procedure it considers appropriate to restrict a Participant from trading in Shares while they remain subject to these Rules including, without limitation, imposing a holding lock (as defined in the ASX Listing Rules) on the Shares or arranging for the Shares to be held on trust.

8	Cessation of employment

8.1	Unvested Rights

(a)

Where a Participant holding an unvested Right ceases to be an employee of the Group, that Right immediately lapses unless the terms of the offer pursuant to rule 4.1(a) prescribe a treatment other than the immediate lapse of unvested Rights. For the avoidance of doubt, the terms of the offer will prevail over this rule 8.1(a).

(b)

Notwithstanding rule 8.1(a), where a Participant holding an unvested Right ceases to be an employee of the Group due to a Qualifying Reason, the Board may, in its discretion, determine the treatment of that unvested Right.

(c)	The Board will give written notice to the Participant of the number of Rights that vest or may vest pursuant to rule 8.1(b).

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8.2	Forfeiture of Shares allocated on exercise of Rights

The Board may, at its discretion, determine that a Participant will forfeit his or her interest in any Shares that are allocated to the Participant on exercise of Rights that are subject to Disposal Restrictions if, during the Disposal Restriction period:

(a)	the Participant resigns as an Employee of the Group;

(b)	the Participant is dismissed as an Employee by a Group Company for cause; or

(c)

the Participant’s employment with the Group is terminated in circumstances that, in the opinion of the Board, involve a failure by the Participant to meet acceptable performance requirements in connection with his or her employment.

8.3	When employment ceases

For the purposes of this Plan, a Participant will only be treated as ceasing employment when the Participant is no longer an employee or a director within the Group.

9	Fraud, dishonesty or material misstatement

9.1	Action of Participant

Where, in the opinion of the Board, a Participant or former Participant:

(a)	acts fraudulently or dishonestly; or

(b)	is in breach of his or her obligations to the Group; or

(c)	is knowingly involved in a material misstatement of financial statements;

then the Board may determine that:

(d)	the Conditions and/or Performance Period applying to Rights should be altered or reset (as the case may be);

(e)	all or any Rights of the Participant that have not vested shall lapse;

(f)	all or any Rights of the Participant that have vested but not been exercised are forfeited;

(g)	all or any Shares held by the Participant following exercise of Rights are forfeited;

(h)	where Rights have been Cash Settled, the cash amount paid to the Participant must be repaid to the Company; and/or

(i)	where Shares that have been allocated to the Participant following exercise of Rights have been sold, that the Participant must repay all or part of the net proceeds of such a sale to the Company.

9.2	Actions of others

Where, in the opinion of the Board, a Right vests, or may vest, to a Participant as a result of the fraud, dishonesty, breach of obligations or knowing material misstatement of financial statements by an employee of the Group other than the Participant and, in the opinion of the Board, the Right would not otherwise have vested, the Board may determine that the Right has not vested and may, subject to applicable laws, determine any treatment in relation to the Right (including resetting Conditions, deeming Shares to be forfeited and/or new Rights be granted subject to substitute Conditions) to ensure that no unfair benefit is obtained by the Participant as a result of the actions of another person.

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10	Participation in future issues, reorganisations and business divestments

10.1	Participation generally

A Participant cannot participate in new issues of Shares or other securities to holders of Shares unless the Shares in respect of the Rights held by the Participant have been issued or transferred, as the case requires, to and registered in the name of the Participant before the record date for determining entitlements to the new issue.

10.2	Bonus issue, rights issue and capital reorganisations

If:

(a)	Shares are issued pro rata to shareholders generally by way of a bonus issue;

(b)	Shares are offered to Shareholders by way of a pro rata rights issue; or

(c)	any reorganisation (including a consolidation, subdivision, reduction or return) of the issued capital of the Company is effected,

and a Participant holds Rights at the record date for determining entitlements to the new issue or when the reorganization is effected (as applicable) then:

(d)

the number of Shares to be delivered to each Participant in respect of each Right (or other terms and conditions applicable to the Rights, including any amount payable for the Shares) will be adjusted or reorganised:

(i)	in accordance with the requirements of the ASX Listing Rules, the Corporations Act and any other applicable law; and

(ii)	subject to rule 10.2(d)(i), in the manner determined by the Board in order to minimize or eliminate any material advantage or disadvantage to the Participant.

10.3	Divestment of material business or subsidiary

(a)

Where the Group divests a business or Subsidiary designated by the Board for the purposes of this rule 10.3 as ‘material’, the Board may determine special rules that apply to Participants in that business in relation to the Rights or Shares held pursuant to the Plan (and any other entitlements that may arise in relation to those Shares). Without limiting the Board’s discretion, such rules may include:

(i)	varying the Conditions and/or Performance Period applying to the Participant’s Rights to take into account the divestment of the business or Subsidiary; and

(ii)	deeming that the Participant remains a Group employee for a specified period.

(b)	In order to bind a Participant, any special rules made under this rule 10.3 must be notified to the Participant in accordance with rule 13.5.

11	Change of control

11.1	Takeover bid or scheme of arrangement

(a)	If an Event as described in rule 11.1(d) occurs before Participants’ Rights have vested then the Board may, in its absolute discretion, determine whether:

(i)	some or all unvested Rights will vest or will lapse (whether subject to Conditions or not); or

(ii)	some or all of the unvested Rights will remain subject to the applicable Conditions (or substitute Conditions),

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having regard for any matter the Board considers relevant, including, without limitation, the circumstances of the Event, the extent to which the applicable Conditions have been satisfied and/or the proportion of the Performance Period that has elapsed at that time and without limiting the extent to which the Board can exercise its discretion the Board may determine that the number of Rights eligible to vest will be prorated according to the portion of the Performance Period completed to the date of the Event and this prorated number of Rights will vest according to the extent to which the applicable Conditions are satisfied to that date.

(b)

If an Event occurs after Rights are exercised, all Shares issued or transferred (as applicable) on exercise of the Rights that remain subject to Disposal Restrictions under the Plan will be released from such Disposal Restrictions.

(c)	If an Event as described in rule 11.1(d) occurs after Participants’ Rights have vested and before the Rights have been exercised then the Board may, in its absolute discretion, determine whether:

(i)	all unexercised Rights will be exercised and Equity Settled; or

(ii)	all unexercised Rights will be exercised and Cash Settled; or

(iii)	all unexercised Rights with a Market Price less than the Exercise Price will lapse.

(d)	An Event occurs where:

(i)	in the case of a Takeover Bid, a person who previously had voting power in the Company of less than 50% obtains voting power of more than 50%; or

(ii)	a Takeover Bid is made for the Company and the bid is declared unconditional at a time prior to the bidder being entitled to 50% of the issued Shares; or

(iii)	a court convenes a meeting of Shareholders to be held to vote on a proposed scheme of arrangement pursuant to which control of the majority of Shares may change; or

(iv)	any transaction or event is proposed that, in the opinion of the Board, may result in a person becoming entitled to exercise control over the Company.

11.2	Acquisition of securities in another company

If a company (the Acquiring Company) obtains control of the Company and each of the Company, the Acquiring Company and the Participant agree, then a Participant may be provided with securities in the Acquiring Company (or its parent or subsidiary) in substitution for Rights, on substantially the same terms and conditions as the Rights, but with appropriate adjustments to the number and kind of securities the subject of the Rights.

11.3	Notification of vesting

The Board will give written notice to the Participant of the extent to which Rights vest pursuant to this rule 11.

12	Trustee

12.1	Trustee may take advice

The Board and the Trustee may take and rely upon independent professional or expert advice in relation to the exercise of any of their powers under these Rules or the Trust Deed.

12.2	Completion and return of documents

The Trustee and the Company may each require a Participant to complete and return such other documents, as may be required by any applicable law to be completed by the Participant or which

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the Trustee or the Company considers should, for legal or taxation reasons, be completed by the Participant.

12.3	Agreements with the Trustee

The Board may determine and conclude agreements with the Trustee, and enforce or prosecute any rights and obligations under such agreements, without reference or recourse to the Participants under this Plan. Subject to the terms of the Trust Deed and without limiting the Company’s rights in this regard, the Company may, pursuant to and in accordance with any such agreements:

(a)	provide funds to the Trustee in order to allow the Trustee to subscribe for and/or acquire Shares to be held on behalf of Participants under this Plan;

(b)	pay the Trustee for services provided in connection with this Plan and the Trust;

(c)	remove the Trustee and appoint a new trustee (and make any necessary arrangements or provisions for the transfer of Shares held by the Trustee for Participants to a new trustee); and

(d)	otherwise exercise any rights, responsibilities or powers afforded to it under the Trust Deed.

12.4	Costs of the Trust

The Board may determine the manner in which any costs associated with the Trust and the costs incurred in the course of the performance by the Trustee of its role and duties under this Plan and the Trust Deed are to be borne except that such costs will not be passed on to the Participant.

12.5	Trustee must administer the Trust

The Trustee must administer the Trust and hold Shares under the Plan in accordance with this Plan, the Trust Deed and any procedures determined by the Company and as agreed to between the Board and the Trustee.

12.6	Trustee may acquire Shares

The Trustee may in accordance with the instructions received from the Company acquire Shares on market in advance of exercise of a Right and hold such Shares pending such exercise.

12.7	Registration of Shares

Unless the Board determines otherwise, where Shares are held by the Trustee on behalf of a Participant, those Shares will be registered in the name of the Trustee.

13	Administration of Plan

13.1	Compliance with laws

An offer may only be made in compliance with the Constitution, the ASX Listing Rules, the Corporations Act and any other applicable law.

13.2	Amendment of the Rules

(a)

The Board may at any time, amend, add to, vary, omit from or substitute any of these Rules, provided that any such amendment may not, without the written agreement of a Participant, materially reduce or otherwise prejudicially affect the rights attaching to the Rights granted or the Shares issued or transferred (as applicable) pursuant to, and still subject to, the Plan, other than an amendment introduced primarily:

(i)

for the purpose of complying with or conforming to present or future State, Commonwealth or relevant foreign jurisdiction legislation, the ASX Listing Rules or any requirement, policy or practice of ASIC or other foreign or Australian regulatory body;

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(ii)	for the purpose of regulating the maintenance or operation of the Plan;

(iii)	to correct any manifest error or mistake; or

(iv)

to take into consideration possible adverse tax implications for the Company or the Participant arising from, among other things, adverse rulings from the Commissioner of Taxation, changes to tax legislation (including an official announcement by the Commonwealth of Australia) and/or changes in the interpretation of tax legislation by a court or tribunal of competent jurisdiction.

(b)	Any amendment made under this rule 13.2 must be notified as soon as reasonably practicable to any affected Participant in accordance with rule 13.5.

13.3	Board powers

The Board has absolute and unfettered discretion in exercising any power or discretion concerning the Plan and may:

(a)	delegate to any person for the period and on the terms it decides, the exercise of any of its powers or discretions under the Plan;

(b)	determine appropriate procedures for administering the Plan consistent with these Rules, including the application forms and any other forms and notices to be issued under the Plan;

(c)	resolve conclusively all questions of fact or interpretation concerning these Rules and any dispute of any kind that arises under the Plan;

(d)	waive any provision of the Plan, or any term or condition (including a Condition or other restriction) relating to Rights or Shares;

(e)	determine to suspend or cease operation of the Plan at any time and take any actions required to effect the winding up of the Plan;

(f)	act or refrain from acting at its discretion under these Rules or in relation to Rights or Shares held under the Plan; and

(g)	waive any breach of a provision of the Plan.

Notwithstanding the foregoing Board powers, under no circumstances shall the Board take any action that would cause the “modification”, as such term is defined under Section 409A of the Code and regulations promulgated thereunder, of any Right granted to a US Eligible Employee.

13.4	Costs

(a)	The Company will pay all costs and expenses in relation to the establishment and operation of the Plan.

(b)	The Group may make any withholding or payment it is required by law to make in connection with Rights or Shares.

(c)	Any brokerage, commission, stamp duty or other transaction costs in connection with the disposal of a Participant’s Shares acquired under the Plan will be paid for by the Participant.

13.5	Notices

(a)	A notice or other communication under or concerning the Plan is validly given:

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(i)

by the Company to an Eligible Employee or Participant (as the case may be), if delivered physically or electronically to the addressee or sent by prepaid post to his or her last known residential address, or sent to him or her physically or by email at his or her place of work or posted on an internet or intranet site maintained by or for the Company and accessible by the Eligible Employee or Participant; and

(ii)

by an Eligible Employee or Participant (as the case may be) to the Company if delivered or sent by prepaid post addressed to the company secretary at the Company’s registered office (unless the Board specifies another address for a particular purpose).

(b)	A notice or other communication sent:

(i)	to the Company must be actually received by the Company by the date or within the period specified in these Rules or advised to the Participant pursuant to rule 4.3 in order to be effective; and

(ii)

by the Company to an Eligible Employee or Participant (as the case may be) will be treated as being received immediately following the time it was sent or, if it is sent by post, it will be treated as received two (2) business days after it was posted.

13.6	Terms of engagement not affected

(a)	The rights and obligations of an Eligible Employee under the terms of his or her office, employment or contract with the Group are not affected by his or her participation in the Plan.

(b)

Participation in the Plan will only be offered to an Eligible Employee at the discretion of the Board. There is no guarantee of future offers being made under the Plan. Nothing in these Rules confers on an Eligible Employee the right to be granted Rights.

(c)	These Rules do not form part of, and will not be incorporated into, any contract of an Eligible Employee.

13.7	Non-residents of Australia

(a)

Notwithstanding any rule under the Plan, the Board may at any time, amend, add to, vary, omit from or substitute any of these Rules to ensure compliance with the requirements of, or impact of, any law or regulation in any jurisdiction outside of Australia.

(b)	This rule 13.7 applies in relation to any Participant who holds Rights or Shares under the Plan from time to time and who is resident, or may become resident, in any jurisdiction outside of Australia.

(c)	Any different rules that may apply must be notified to each affected Participant in writing.

(d)	For the purposes of clarification, any different rules that are adopted under rule 13.7(a) may have an adverse impact upon the Participant

(e)

Rights to US Eligible Employees. The Company intends that all Rights granted to US Eligible Employees be structured to comply with, or be exempt from, Section 409A of the US Tax Code, such that no adverse tax consequences, interest, or penalties under Section 409A of the US Tax Code apply, and the Plan and all Rights granted hereunder to US Eligible Employees shall be interpreted and administered in a manner consistent with such intention. In the event any provision of the Plan or any Right granted to a US Eligible Employee would cause a Right granted to a US Eligible Employee to fail to be exempt from, or to comply with, Section 409A of the US Tax Code, the Plan and/or such Right shall be amended to the extent necessary to ensure such Right is so exempt and/or compliant in a manner that no additional tax shall apply to the US Eligible Employee with respect to such Right. Notwithstanding anything in the

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Plan or any Invitation to the contrary, the Board may, without an Eligible Employee’s consent, amend this Plan or Rights, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Rights, including any such actions intended to (A) exempt any Right from Section 409A of the US Tax Code, or (B) comply with Section 409A of the US Tax Code, including regulations, guidance, compliance programs and other interpretative authority that may be issued after a Right’s date of grant. The Company makes no representations or warranties as to a Right’s tax treatment under Section 409A of the US Tax Code or otherwise. The Company will have no obligation under this Plan or any Right to avoid the taxes, penalties or interest under Section 409A of the US Tax Code with respect to any Right and will have no liability to any Eligible Employee or any other person if any Right, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A of the US Tax Code.

13.8	Personal information

The Participant consents to the Company or its agents (and each of their related parties) collecting, holding and using personal information (including a Participant’s tax file number) that the Participant provides in the application to participate in the Plan or otherwise provides to the Company or its agents (and each of their related parties) as part of their employment, in order to carry out the administration and operation of the Plan in accordance with the Plan Rules, including providing relevant information to:

(a)	the Plan manager or another entity that manages or administers the Plan on behalf of the Company;

(b)	any broker or external service provider, including a tax or financial adviser;

(c)	the trustee of any employee trust;

(d)	any Government department or body; and

(e)	any other person or body as required or authorised by law.

13.9	No rights

A Participant does not have any rights under this Plan to compensation or damages in consequence of the exercise by the Company of any right, power or discretion that results in the Participant ceasing to have title to the Rights or Shares held under the Plan.

13.10	Limitation on the Plan

No Shares may be allocated to a Participant under this Plan if, immediately after the allocation of those Shares, the Participant:

(a)	would hold a legal or beneficial interest in more than 10% of all other Shares for the time being on issue; or

(b)	would be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company.

13.11	Maximum number of Shares

Unless the Board determines otherwise, no offer may be offered under this Plan if the offer does not comply with ASIC Class Order 14/1000, or any subsequent or replacement ASIC class order in respect of new issues of securities under employee incentive schemes, which provides that, amongst other things, the Company must, at the time of making the offer, have reasonable grounds to believe that the number of Shares that have been or may be issued under the offer, when aggregated with offers made under this Class Order, or an ASIC exempt arrangement of a similar kind to an employee incentive scheme, in the previous three year period, will not exceed 5% of the issued capital of the Company.

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13.12	Rounding

Where any calculation or adjustment to be made pursuant to this Plan produces a fraction of a cent, Right or Share, the fraction will be disregarded by rounding down to the nearest whole cent or whole number of Rights or Shares (as applicable).

13.13	ASIC relief

Notwithstanding any other provision of this Plan, every covenant or other provision set out in an exemption or modification granted from time to time by ASIC in respect of the Plan pursuant to its power to exempt and modify the Corporations Act and required to be included in the Plan in order for that exemption or modification to have effect, is deemed to be contained in the Plan.

To the extent that any covenant or other provision deemed by this rule to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision shall prevail.

13.14	Governing Law

The rules and conditions of this Plan are governed by the laws of South Australia and the Commonwealth of Australia.

14	ADS Addendum

14.1	Background

At the date of adoption of this rule 14, the Company is considering an initial public offering (IPO) in the United States of America (US) and listing on NASDAQ through an offering of American Depositary Shares (ADSs) representing Shares and wishes to be in a position to (i) settle existing Rights in ADSs, (ii) offer and grant Rights to Employees who may be located in the US or other countries and (iii) offer and grant Rights in respect of ADSs.

14.2	Additional provisions

Notwithstanding any other provision of these Rules but subject to ADSs of the Company becoming listed on NASDAQ:

(a)	the Company may offer and grant Rights to be settled in ADSs and all references to Shares in these Rules (unless the context does not permit) will be taken to include references to ADSs;

(b)

the Company may settle any Rights in existence at the date of adoption of this rule 14 by way of a number of ADSs that represents the appropriate number of Shares, with the consent of the relevant Participant;

(c)

for the avoidance of doubt, any monetary amounts may be determined or specified under or pursuant to these Rules or any Invitation in US dollars or any other currency, including without limitation any Exercise Price;

(d)

the Company may accept any payment in respect of the Plan or any Rights in US dollars any currency the Board deems acceptable, with rate of conversion to be determined in a manner specified by the Board by reference to a published exchange rate;

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(e)

the Board may impose any Condition (as referred to in rule 4.3(b)) or other relevant terms and conditions (as referred to in rule 4.3(g)) that may be necessary or desirable for the purpose of compliance with or qualification under any securities laws or taxation laws of the US or other jurisdictions (including applicable administrative or interpretative rulings); and

(f)

the Board may do all other things necessary or desirable in relation to the Plan or any Rights to enable the offer and grant of Rights to be settled in ADSs, the settlement of any Rights in ADSs and to comply with the securities laws of the US or other jurisdictions or the listing requirements of NASDAQ.

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